MODERN CONTROLS, INC.

                         EMPLOYEE STOCK OPTION PLAN, AS
                         AMENDED EFFECTIVE MAY 10, 1994

                                       I.

                                    THE PLAN

         The name of this Stock Option Plan shall be the Modern Controls, Inc. Employee Stock Option Plan (referred to as the "Plan").

         The purpose of this Plan is to promote the growth and general prosperity of Modern Controls, Inc. and its subsidiary (referred to as "the Company") by permitting it to grant options to purchase shares of its common stock in order to attract and retain the best available personnel. It is further intended as an incentive for and to encourage stock ownership by employees of the Company so that they may acquire or increase their proprietary interest in the success of the Company, and to encourage them to remain in the employ of and contribute to the success of the Company.

         The Plan shall be governed by the laws of the State of Minnesota; if any provision hereof is held by any court of competent jurisdiction to be invalid or unenforceable, that provision shall be severed and the remaining provisions shall continue to be fully effective.

         This Plan shall become effective August 1, 1979. No grant of any option shall be valid unless granted prior to August 1, 1999.

                                       II.

                    ADMINISTRATION AND AMENDMENT OF THE PLAN

         The Plan shall be administered by the Board of Directors of the Company (referred to as the "Board") or by a committee of individuals appointed by the Board of Directors for that purpose. The Board shall have sole authority, in its absolute discretion, to determine the terms of any option and to determine the eligibility and benefits of any employee under the Plan. The Board (or committee) may, from time to time, adopt rules and regulations for carrying out the Plan. The determinations or interpretations and constructions of any provision of the Plan or of the rules shall be final and conclusive upon approval by the Board. No member of the Board or of the committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

         The Board may make such changes in, additions to and amendments of the Plan as it may deem proper and in the best interests of the Company, including termination of the Plan. However, no amendment or termination of the Plan shall affect any options theretofore granted, which shall remain in full force and effect as if the Plan had not been amended or terminated.

                                      III.

                                   ELIGIBILITY

         Options may be granted only to employees of the Company, including officers and directors who are employees of the Company. The Plan does not and will not confer upon any optionee any right to continued employment with the Company, nor will the Plan have any effect upon his right, or upon the right of the Company, to terminate employment at any time.

                                       IV.

                                  OPTION TERMS

         Stock options granted pursuant to this Plan shall be evidenced by a stock option agreement executed by the Company and by the employee to whom such option is granted, which option shall contain or be subject to the following terms and conditions:

         A. Each agreement shall state the number of shares subject to the option granted.

         B. The purchase price of each share under the option shall be not less than the fair market value of share of the Company's common stock at the time of the grant of the option.

         C. The period of the option shall be five years and may be reduced only by termination of employment or death of the optionee, as more fully provided in (D) below. The option may not be exercised during the first year after its grant. During each of the last four years of the option, the optionee shall have the right to exercise the option for only twenty-five percent (25%) of the total shares covered by the option, provided, however, that rights not exercised in prior years shall be cumulative and may be exercised at any time prior to termination of the option.

         D. The option may be exercised only if the optionee has been continuously employed by the Company since the date of the grant. Absence on leave approved by the Board shall not be considered an interruption of employment. If an optionee shall cease to be employed by the Company for any reason other than death, he may, but only within three months of such cessation, exercise his option to the extent he was entitled to exercise it as of the date of such cessation.

                  In the event of death of an optionee while in the employ of the Company, the option shall be exercisable only within twelve (12) months of the date of the optionee's death and then only by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee and shall be exercisable only to the extent that the optionee was entitled to exercise the option at the date of his death.

         E. Exercise of the option may be made only by the giving of written notice of exercise, accompanied by full payment in cash, or by certified or bank cashier's check, for the shares with respect to which the option is exercised; provided, however, that the Board in its sole discretion may allow the exercise price to be paid, in whole or in part, by transfer from the optionee to the Company of Previously Acquired Shares. In the event the optionee is permitted to pay all or a portion of the exercise price of an option in whole or in part with Previously Acquired Shares, the value of such shares shall be equal to their fair market value on the date of exercise of the option. For purposes of the Plan, "Previously Acquired Shares" shall mean shares of common stock that are already owned by the optionee or shares of common stock that are to be acquired pursuant to the exercise of an option. Delivery of certificates for shares purchased hereunder shall be made within thirty (30) days after receipt of notice.

         F. Options granted under the Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by Will or the laws of descent or distribution, and may be exercised during the lifetime of the optionee only by that optionee.

         G. The number of shares and exercise price of any option granted hereunder shall be adjusted to take into account any stock dividends, stock splits, stock exchanges, mergers, consolidation or other capital changes, excluding payment of cash dividends, occurring between the date of grant and the date of exercise.

         H. The Company is entitled to withhold and deduct from future wages of the optionee, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to the optionee's exercise of an option or otherwise incurred with respect to an option, or require the optionee promptly to remit the amount of such withholding to the Company before acting on the optionee's notice of exercise of the option. Without limiting the generality of the foregoing, the Board in its sole discretion may permit an optionee to satisfy, in whole or in part, any withholding tax obligation by electing to use Previously Acquired Shares having a fair market value on the date such withholding obligation arises (the "Tax Date") equal to the amount necessary to satisfy the withholding taxes due. An optionee's election to use Previously Acquired Shares must be made on or prior to the Tax Date, is irrevocable and is subject to the consent or disapproval of the Board. If the optionee is an officer, director or beneficial owner of more than 10% of the outstanding common stock of the Company, such election may not be made within six months of the date the option is granted (except in the case of death or disability) and must be made either six months prior to the Tax Date or at a time prior to the Tax Date between the third and twelfth business days following the public release of any of the Company's quarterly or annual summary earnings statements.

         I. The option agreements authorized under this Plan shall contain such other provisions or restrictions as the committee or the Board shall deem advisable.

                                       V.

                                UNDERLYING SHARES

         The Company shall set aside 72,000 shares of its common stock to be made available for stock options granted pursuant to this Plan. The number of shares available shall be adjusted to take into account any future stock dividends, stock splits, stock exchanges, mergers, consolidation or other capital changes.

         Exercise of any options granted hereunder shall be further subject to compliance with all state and federal laws relating to the offer and sale of securities. In the event shares of common stock subject to such options are not covered by a registration statement, such options may be exercised only upon the optionee making certain representations in writing to the Company that, at the time of such exercise, the optionee intends to acquire such shares for investment and not for distribution or resale and certain other representations relating to the optionee's intent as in the opinion of counsel to the Company may be necessary to qualify the offer and sale of such shares for such exemptions, if any, from the registration requirements of state and federal securities laws as may be deemed to be available. If any law or regulation of the Securities and Exchange Commission, the Minnesota Commissioner of Securities or of any other commission or agency having jurisdiction or regulatory authority over the issuance of such shares shall require the Company or the exercising optionee to take any action with respect to the shares of stock acquired by the exercise of the option, then the date upon which the Company shall deliver or cause to be delivered the stock certificate or certificates for the shares of stock shall be postponed until full compliance has been made with all such requirements. Although not bound by anything herein to do so, the Company may file a Registration Statement with the appropriate state and federal regulatory authorities as to the shares of common stock subject to such options. In the event the Company does file such a registration statement, the Company may, but is not obligated to, maintain the effectiveness of such registration statement by filing amended and supplemental prospectuses with the appropriate regulatory authorities.